FTAI Aviation Ltd. Reports Third Quarter 2025 Results, Increases Dividend to $0.35 per Ordinary Share
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NEW YORK, October 27, 2025 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI) (the “Company” or “FTAI”) today reported financial results for the third quarter 2025. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q3’25
Net Income Attributable to Shareholders	$114,009
Basic Earnings per Ordinary Share	$1.11
Diluted Earnings per Ordinary Share	$1.10
Adjusted EBITDA (1)	$297,381

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(1) For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

Third Quarter 2025 Dividends
On October 27, 2025, the Company’s Board of Directors (the “Board”) declared a cash dividend on our ordinary shares of $0.35 per share for the quarter ended September 30, 2025, payable on November 19, 2025 to the holders of record on November 10, 2025, an increase from $0.30 per share in the previous quarter.
Additionally, on October 27, 2025, the Board declared cash dividends on its Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) and Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (“Series D Preferred Shares”) of $0.52 and $0.59 per share, respectively, for the quarter ended September 30, 2025, payable on December 15, 2025 to the holders of record on December 1, 2025.
Business Highlights
•Completed fundraising for inaugural Strategic Capital Initiative partnership with $2 billion of equity commitments, targeting to deploy over $6 billion of capital including current and future debt financing.
•Generated Net Income Attributable to Shareholders of $114.0 million, $1.11 EPS, an increase of 46% versus Q3 2024.
•Continued growth in Aerospace Products segment with Adjusted EBITDA of $180.4 million, an increase of 77% versus Q3 2024.(1)
•Raised guidance for 2026 Adjusted EBITDA from $1.4 billion to $1.525 billion from its reportable segments, comprised of approximately $1.0 billion from Aerospace Products and $525 million from Aviation Leasing.(1)
•Increased its quarterly dividend to $0.35 per share from $0.30 per share as a result of strong free cash flow generation.
•Announced a definitive agreement to acquire ATOPS MRE to expand MRE Operations in Miami and the launch of a joint venture with Bauer focused on developing in-house CFM56 accessory maintenance repairs.
“Our business had a strong quarter underpinned by continued growth in Aerospace Products allowing us to increase guidance for 2026 and raise our ordinary dividend,” said Joe Adams, Chairman and CEO. “We also held the final closing for the Strategic Capital Initiative’s inaugural vehicle exceeding our fundraising target and hitting the upsized hard cap of $2.0 billion of equity commitments. This, along with debt financing, will allow us to purchase over $6 billion of aircraft up from our earlier target of $4 billion.”
(1) For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Center section of the Company’s website, https://www.ftaiaviation.com/, and the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.
Conference Call
In addition, management will host a conference call on Tuesday, October 28, 2025 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register-conf.media-server.com/register/BId6f0e16d5c034abd993d6939251624f5. Once registered, participants will receive a dial-in and unique pin to access the call.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.ftaiaviation.com/. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
A replay of the conference call will be available after 11:30 A.M. on Tuesday, October 28, 2025 through 11:30 A.M. on Tuesday, November 4, 2025 on https://ir.ftaiaviation.com/news-events/presentations/.
The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.
About FTAI Aviation Ltd.
FTAI is a leading provider of aftermarket power for the CFM56 and V2500 engines which fly on the world’s most widely used commercial aircraft. FTAI’s differentiated Maintenance, Repair and Exchange (“MRE”) product offers cost savings and flexibility to airlines and asset owners through the lease, sale and exchange of refurbished serviceable engines and modules. In addition, FTAI manages and co-invests in on-lease narrowbody aircraft in partnership with institutional investors through its Strategic Capital Initiative.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the ability to meet guidance for 2026 Adjusted EBITDA, whether the Company will be able to close the ATOPS acquisition, subject to customary closing conditions, SCI’s expected closing on equity commitments and debt financing and deploying over $6 billion of capital, and whether the SCI Partnership will be able to close on aircraft under letters of intent (LOI). These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact: Alan Andreini Investor Relations FTAI Aviation Ltd. (646) 734-9414 aandreini@ftaiaviation.com	Media: Tim Lynch / Aaron Palash / Kelly Sullivan Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

Exhibit - Financial Statements
FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Aerospace products revenue	$459,206	$303,469	$1,144,317	$737,726
MRE Contract revenue	58,663	—	228,886	—
Lease income	55,072	65,450	185,951	189,365
Maintenance revenue	52,370	59,917	175,081	156,894
Asset sales revenue	38,461	34,953	105,315	145,993
Other revenue (1)	3,292	2,005	5,831	6,104
Total revenues	667,064	465,794	1,845,381	1,236,082

Expenses
Cost of sales	362,922	219,496	980,894	568,157
Operating expenses	39,092	26,858	105,858	81,274
General and administrative	1,829	4,045	7,387	10,697
Acquisition and transaction expenses	7,066	9,341	18,847	23,539
Management fees and incentive allocation to affiliate	—	—	—	8,449
Internalization fee to affiliate	—	—	—	300,000
Depreciation and amortization	55,278	56,775	170,076	163,386
Asset impairment	—	—	—	962
Total expenses	466,187	316,515	1,283,062	1,156,464

Other (expense) income
Interest expense	(60,784)	(57,937)	(186,789)	(160,840)
Loss on extinguishment of debt	—	—	—	(13,920)
Equity in losses of unconsolidated entities (2)	(4,224)	(438)	(16,841)	(1,799)
Gain on sale to the 2025 Partnership	4,609	—	50,083	—
Other income	3,570	2,909	63,797	3,045
Total other expense	(56,829)	(55,466)	(89,750)	(173,514)
Income (loss) before income taxes	144,048	93,813	472,569	(93,896)
Provision for (benefit from) income taxes	26,330	7,331	87,067	(130)
Net income (loss)	117,718	86,482	385,502	(93,766)
Less: Dividends on preferred shares	3,709	8,335	13,533	25,005
Less: Loss on redemption of preferred shares	—	—	6,327	—
Net income (loss) attributable to shareholders	$114,009	$78,147	$365,642	$(118,771)

Earnings (loss) per share:
Basic	$1.11	$0.76	$3.57	$(1.17)
Diluted	$1.10	$0.76	$3.52	$(1.17)

Weighted average shares outstanding:
Basic	102,569,415	102,380,659	102,560,285	101,199,356
Diluted	103,966,650	103,395,348	103,951,713	101,199,356
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(1) Includes servicing fees of $3,035 and $5,635 for the three and nine months ended September 30, 2025, respectively, from the 2025 Partnership.
(2) Includes the profit elimination of $(3,908) and $(15,793) for the three and nine months ended September 30, 2025, respectively, for sales to the 2025 Partnership.

FTAI AVIATION LTD.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

	(Unaudited)
	September 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$509,945	$115,116
Accounts receivable, net (1)	214,889	150,823
Inventory, net	897,216	551,156
Other current assets (2)	412,779	408,923
Total current assets	2,034,829	1,226,018
Leasing equipment, net	1,669,634	2,373,730
Property, plant, and equipment, net	113,951	107,451
Investments	164,346	19,048
Intangible assets, net	18,682	42,205
Goodwill	83,012	61,070
Other non-current assets	155,746	208,430
Total assets	$4,240,200	$4,037,952

Liabilities
Current Liabilities
Accounts payable	$147,350	$69,119
Accrued liabilities	128,936	96,910
Current maintenance deposits	14,650	62,552
Current security deposits	16,012	18,100
Other current liabilities	41,285	100,565
Total current liabilities	348,233	347,246
Long-term debt, net	3,446,733	3,440,478
Non-current maintenance deposits	49,982	44,179
Non-current security deposits	15,991	26,830
Other non-current liabilities	126,797	97,851
Total liabilities	$3,987,736	$3,956,584

Commitments and contingencies

Equity
Ordinary shares ($0.01 par value per share; 2,000,000,000 shares authorized; 102,572,000 and 102,550,975 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	$1,026	$1,026
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 6,800,000 and 11,740,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	68	117
Additional paid in capital	(26,549)	153,328
Retained earnings (accumulated deficit)	277,919	(73,103)
Shareholders' equity	252,464	81,368
Total liabilities and equity	$4,240,200	$4,037,952
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(1) Includes accounts receivable from the 2025 Partnership of $41,556 and $0 as of September 30, 2025 and December 31, 2024, respectively.
(2) Includes receivables from the 2025 Partnership of $17,585 and $0 as of September 30, 2025 and December 31, 2024, respectively.

Key Performance Measures
In addition to net income (loss), the Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as a key performance measure. Adjusted EBITDA is not a financial measure in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). This performance measure provides the CODM with the information necessary to assess operational performance and make resource and allocation decisions. We believe Adjusted EBITDA is a useful metric for investors and analysts for similar purposes of assessing our operational performance.
Adjusted EBITDA is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and preferred shares and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares and interest expense, internalization fee to affiliate, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA, if any.
Reconciliations of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures are not included in this press release because the most directly comparable GAAP financial measures are not available on a forward-looking basis without unreasonable effort.
The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Change	Nine Months Ended September 30,		Change
(in thousands)	2025	2024		2025	2024
Net income (loss) attributable to shareholders	$114,009	$78,147	$35,862	$365,642	$(118,771)	$484,413
Add: Provision for (benefit from) income taxes	26,330	7,331	18,999	87,067	(130)	87,197
Add: Equity-based compensation expense	5,655	1,430	4,225	16,059	2,578	13,481
Add: Acquisition and transaction expenses	7,066	9,341	(2,275)	18,847	23,539	(4,692)
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	—	—	6,327	13,920	(7,593)
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—	—	—
Add: Asset impairment charges	—	—	—	—	962	(962)
Add: Incentive allocations	—	—	—	—	7,456	(7,456)
Add: Depreciation and amortization expense (1)	67,855	69,453	(1,598)	201,919	194,384	7,535
Add: Interest expense and dividends on preferred shares	64,493	66,272	(1,779)	200,322	185,845	14,477
Add: Internalization fee to affiliate	—	—	—	—	300,000	(300,000)
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	11,657	(382)	12,039	16,513	(1,547)	18,060
Less: Equity in losses (earnings) of unconsolidated entities (3)	316	438	(122)	1,048	1,799	(751)
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—	—	—
Adjusted EBITDA (non-GAAP)	$297,381	$232,030	$65,351	$913,744	$610,035	$303,709
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(1) Includes the following items for the three months ended September 30, 2025 and 2024: (i) depreciation and amortization expense of $55,278 and $56,775, (ii) lease intangible amortization of $534 and $3,720 and (iii) amortization for lease incentives of $12,043 and $8,958, respectively. Includes the following items for the nine months ended September 30, 2025 and 2024: (i) depreciation and amortization expense of $170,076 and $163,386, (ii) lease intangible amortization of $5,893 and $11,482 and (iii) amortization for lease incentives of $25,950 and $19,516, respectively.
(2) Includes the following items for the three months ended September 30, 2025 and 2024: (i) net loss of $316 and $438, (ii) interest expense of $2,629 and $0, (iii) depreciation and amortization expense of $9,449 and $56, and (iv) tax expense of $105 and $0, respectively. Includes the following items for the nine months ended September 30, 2025 and 2024: (i) net loss of $1,048 and $1,799, (ii) interest expense of $4,119 and $0, (iii) depreciation and amortization expense of $13,077 and $252, (iv) acquisition and transaction expenses of $470 and $0, and (v) tax expense of $105 and $0 respectively.
(3) Excludes the profit elimination of $3,908 and $15,793 for the three and nine months ended September 30, 2025, for sales to the 2025 Partnership.

In addition, the following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for Aerospace Products for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Change	Nine Months Ended September 30,		Change
(in thousands)	2025	2024		2025	2024
Net income attributable to shareholders	$148,594	$93,788	$54,806	$388,819	$245,096	$143,723
Add: Provision for income taxes	26,815	4,408	22,407	72,017	11,865	60,152
Add: Equity-based compensation expense	168	156	12	491	154	337
Add: Acquisition and transaction expenses	599	2,100	(1,501)	3,145	2,871	274
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	—	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—	—	—
Add: Asset impairment charges	—	—	—	—	—	—
Add: Incentive allocations	—	—	—	—	—	—
Add: Depreciation and amortization expense	3,930	1,306	2,624	11,218	3,177	8,041
Add: Interest expense and dividends on preferred shares	—	—	—	—	—	—
Add: Internalization fee to affiliate	—	—	—	—	—	—
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (1)	1,082	(382)	1,464	2,134	(1,424)	3,558
Less: Equity in (earnings) losses of unconsolidated entities	(767)	438	(1,205)	(1,594)	1,592	(3,186)
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—	—	—
Adjusted EBITDA (non-GAAP)	$180,421	$101,814	$78,607	$476,230	$263,331	$212,899
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(1) Includes the following items for the three months ended September 30, 2025 and 2024: (i) net income of $767 and net loss of $438, (ii) depreciation and amortization expense of $420 and $56, and (iii) tax expense of $105 and $0, respectively. Includes the following items for the nine months ended September 30, 2025 and 2024: (i) net income of $1,594 and net loss of $1,592, (ii) depreciation and amortization expense of $645 and $168, and (iii) tax expense of $105 and $0, respectively.